Exhibit 99.1

For Immediate Release	Contact Information
Friday, November 3, 2006	Investors: Roberto R. Thomae
(210) 496-5300 ext. 214, bthomae@txco.com
Media: Paul Hart
(210) 496-5300 ext. 264, pdhart@txco.com

The Exploration Company Reports Record Financial Results

SAN ANTONIO -- Nov. 3, 2006 -- The Exploration Company (Nasdaq:TXCO) today reported record earnings for the third quarter and nine months ended Sept. 30, 2006. Highlights include record:

- Nine-month earnings. - Third-quarter and nine-month operating income. - Total assets and revenues.

Third Quarter

     TXCO's net income for the third quarter was $6.4 million, equal to $0.19 per share, in contrast to net income of $15.3 million, or $0.53 per share, in the third quarter of 2005, which included a one-time, $24.5 million pre-tax gain from the sale of selected assets in TXCO's Maverick Basin operations area to EnCana Oil & Gas (USA) Inc. All per-share amounts are on a diluted basis. Quarterly operating income rose sharply to a record $8.4 million, compared with $1.4 million reported for the year-earlier period.

     Total revenues rose to a record $21.6 million, a 26 percent increase from $17.1 million in the 2005 period. Oil and gas sales of $18.1 million rose 65 percent on record volumes and record oil prices, offset by lower gas gathering revenues of $3.5 million. A 119 percent increase in oil sales volumes more than offset a decline in natural gas volumes. The Company's 2006 drilling budget focuses on the oil-prone Glen Rose Porosity play with a corresponding increase in oil output.

Nine-Month Period

     For the January-September period, TXCO reported record net income of $11.6 million, equal to $0.35 per share. In the year-earlier period, net income was $11.0 million, or $0.38 a share, including the asset-sale gain mentioned above. Operating income for the nine months was sharply higher at $18.1 million, more than 400 percent above the $3.2 million reported in the prior-year period. Revenues were a record $57.2 million, up 21 percent from $47.2 million for the 2005 period. TXCO's assets rose to $145.3 million, 33 percent above the $109.5 million recorded at year-end 2005.

     Net cash provided by operating activities for the nine months was $14.0 million, a 13 percent increase from $12.3 million in the year-earlier period. Ebitdax -- earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense -- rose to a record $32.0 million, an 84 percent increase from $17.4 million in 2005. Ebitda -- Ebitdax less exploration expense -- was $31.1 million, double the $15.6 million reported in the 2005 period. See TXCO's Web site at www.txco.com/gaaprecon.html for a reconciliation of non-GAAP financial measures.

-- More --

Management's Perspective

     "TXCO sustained its strong financial performance in the third quarter as rising oil sales from the expansion of our successful Glen Rose Porosity play combined with record oil prices," said President and CEO James E. Sigmon. "Our record cash flow metrics and low debt levels allow us to anticipate an ambitious drilling program in 2007.

     "I want to emphasize once again that our strong financial and operational results are based on organic, drillbit growth as we continue to successfully develop our Maverick Basin leasehold. We look to continue the trend of creating measurable value for our shareholders. Key to our objectives are the Porosity play -- as well as our new tar sand project, the highly prospective Pearsall formation and the Marfa Basin in West Texas. Our growth prospects have never been stronger."

About The Exploration Company

     The Exploration Company is an independent oil and gas enterprise with interests primarily in the Maverick Basin of Southwest Texas and the Marfa Basin in West Texas. The Company has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. Its business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. The Company accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on Nasdaq's Global Select Market under the symbol "TXCO."

Forward-Looking Statements

     Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to oil and gas prices, capital expenditures, production levels, drilling plans, including the timing, number and cost of wells to be drilled, projects and expected response, and establishment of reserves. It is important to note actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. More information about potential factors that could affect the Company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended Dec. 31, 2005, and its Form 10-Q for the quarter ended June 30, 2006. This and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's Web site at www.txco.com. Copies are available without charge, upon request from the Company.

(Financial Information and Selected Operational Tables Follow)

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THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	September 30, 2006	December 31, 2005

Assets

Current Assets
Cash and equivalents	$6,029	$6,083
Accounts receivable, net	9,573	9,344
Prepaid expenses and other	2,886	1,620

Total Current Assets	18,488	17,047

Property and Equipment, net - successful efforts method of accounting for oil and gas properties	117,428	84,467

Other Assets
Deferred tax asset	8,836	7,242
Other assets	590	780

Total Other Assets	9,426	8,022

Total Assets	$145,342	$109,536

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THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	September 30, 2006	December 31, 2005

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable, trade	$7,818	$10,003
Undistributed revenue	1,414	2,479
Current income taxes payable	2,090	4,952
Other payables and accrued liabilities	4,290	4,297
Derivative settlements payable	217	151
Accrued derivative obligation - short-term	932	2,084
Long-term debt, current portion	124	262

Total Current Liabilities	16,885	24,228

Long-Term Liabilities
Long-term debt, net of current portion	1	1
Accrued derivative obligation - long-term	-	461
Asset retirement obligation	1,691	1,565

Total Long-Term Liabilities	1,692	2,027

Stockholders' Equity
Preferred stock, Series A & Series B; authorized 10,000,000 shares issued and outstanding -0- shares	-	-
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 33,030,615 and 29,479,697 shares, outstanding 32,930,815 and 29,379,897 shares	332	295
Additional paid-in capital	121,583	89,680
Retained earnings / (accumulated deficit)	7,021	(4,622)
Less treasury stock, at cost, 99,800 shares	(246)	(246)
Accumulated other comprehensive loss, net of tax	(1,925)	(1,826)

Total Stockholders' Equity	126,765	83,281

Total Liabilities and Stockholders' Equity	$145,342	$109,536

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THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended	Three Months Ended
(in thousands, except earnings per share data)	September 30, 2006	September 30, 2005

Revenues
Oil and gas sales	$18,067	$10,950
Gas gathering operations	3,511	6,176
Other operating income	5	10

Total Revenues	21,583	17,136

Costs and Expenses
Lease operations	1,816	1,613
Production taxes	879	608
Exploration expenses	320	476
Impairment and abandonments	-	780
Gas gathering operations	3,555	6,255
Depreciation, depletion and amortization	4,539	4,370
General and administrative	2,105	1,603

Total Costs and Expenses	13,214	15,705

Income from Operations	8,369	1,431

Other Income (Expense)
Derivative mark-to-market gain (loss)	1,319	(7,099)
Derivative settlements loss	(949)	(547)
Interest expense	(73)	(1,076)
Interest income	258	11
Loan fee amortization	(52)	(32)
Loss on sale of assets	-	24,541

Total Other Income (Expense)	503	15,798

Income (loss) before income taxes	8,872	17,229
Income tax expense	2,484	1,940

Net Income (Loss)	$6,388	$15,289

Earnings (Loss) Per Share
Basic earnings (loss) per share	$0.20	$0.54

Diluted earnings (loss) per share	$0.19	$0.53

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THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Nine Months Ended	Nine Months Ended
(in thousands, except earnings per share data)	September 30, 2006	September 30, 2005

Revenues
Oil and gas sales	$44,389	$27,511
Gas gathering operations	12,730	19,683
Other operating income	40	30

Total Revenues	57,159	47,224

Costs and Expenses
Lease operations	5,328	5,021
Production taxes	2,170	1,599
Exploration expenses	960	1,827
Impairment and abandonments	1,094	1,935
Gas gathering operations	12,930	19,077
Depreciation, depletion and amortization	10,892	10,479
General and administrative	5,666	4,126

Total Costs and Expenses	39,040	44,064

Income from Operations	18,119	3,160

Other Income (Expense)
Derivative mark-to-market gain (loss)	1,787	(10,832)
Derivative settlements loss	(2,540)	(1,000)
Interest expense	(209)	(2,878)
Interest income	471	35
Loan fee amortization	(174)	(68)
Loss on sale of assets	(11)	24,541

Total Other Income (Expense)	(676)	9,798

Income (loss) before income taxes	17,443	12,958
Income tax expense	5,799	1,990

Net Income (Loss)	$11,644	$10,968

Earnings (Loss) Per Share
Basic earnings (loss) per share	$0.37	$0.39

Diluted earnings (loss) per share	$0.35	$0.38

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THE EXPLORATION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months Ended	Nine Months Ended
(in thousands)	September 30, 2006	September 30, 2005

Operating Activities
Net income (loss)	$11,644	$10,968)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	11,066	10,547
Impairment and abandonments	1,094	1,935
Loss on sale of assets	11	(24,541
Non-cash stock compensation expense	974	-
Non-cash derivative mark-to-market (gain) loss	(1,787)	10,832
Non-cash interest expense and accretion of liability - redeemable preferred stock	-	684
Changes in operating assets and liabilities:
Receivables	(229)	(4,708)
Prepaid expenses and other	(1,251)	(451)
Accounts payable and accrued expenses	(6,053)	8,256
Deferred tax asset	(1,519)	(1,198)

Net cash provided by operating activities	13,950	12,324

Investing Activities
Development and purchases of oil and gas properties	(38,395)	(35,606)
Purchase of other equipment	(5,762)	(20)
Proceeds from sale of assets	19	78,000

Net cash (used) by investing activities	(44,138)	42,374

Financing Activities
Proceeds from issuance of common stock, net of expenses	30,272	1,487
Proceeds from long-term debt obligations	9,300	15,001
Payments on long-term debt obligations	(9,300)	(32,000)
Proceeds from installment obligations	178	122
Payments on installment obligations	(316)	(1,697)
Redemption of preferred stock	-	(16,000)

Net cash provided by financing activities	30,134	(33,087)

Change in Cash and Equivalents	(54)	21,611

Cash and equivalents at beginning of period	6,083	3,118

Cash and Equivalents at End of Period	$6,029	$24,729

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THE EXPLORATION COMPANY SELECTED OPERATING DATA

	Three Months Ended		Nine Months Ended
($'s in thousands, except average prices)	Sept. 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005

Net cash provided in operating activities	$4,050	$2,716	$13,950	$12,324

Ebitdax *	13,586	7,057	32,038	17,401

Ebitda *	13,265	6,581	31,078	15,574

Debt to asset ratio	0.1%	24.7%	0.1%	24.7%

Sales

Oil:
Sales, in barrels (MBbl)	242	110	588	266
Average realized sales price per barrel	$66.51	$60.23	$64.68	$53.00

Natural Gas:
Sales, in MMcf **	278	499	864	1,902
Average realized sales price per Mcf	$7.02	$8.62	$7.38	$7.05

Equivalent Basis:
Sales in MBOE	289	194	732	583
Average realized sales price per BOE	$62.59	$56.57	$60.66	$47.19

Sales in MMcfe	1,732	1,161	4,390	3,498
Average realized sales price per Mcfe	$10.43	$9.43	$10.11	$7.86

Other Operating Data
Total lifting costs	$2,696	$2,221	$7,498	$6,620
Total lifting costs per BOE	$9.34	$11.48	$10.25	$11.35
Lifting costs per Mcfe	$1.56	$1.91	$1.71	$1.89

Sales volume - oil properties - MBbl	240	105	582	246
Oil prop. lifting costs (Incl Prod & Sev Tax)	$2,169	$1,145	$5,920	$3,358
Oil prop. lifting costs per Barrel	$9.02	$10.91	$10.17	$13.66

Glen Rose Porosity - volumes - MBbl	215	77	506	133
Glen Rose Porosity lifting costs per Barrel	$6.57	$3.98	$6.53	$4.56

Sales volume - gas properties - MMcf**	252	473	796	1,787
Gas prop. lifting costs (Incl Prod & Sev Tax)	$548	$1,076	$1,600	$3,262
Gas prop. lifting costs per Mcf	$2.18	$2.28	$2.01	$1.83

Total depletion cost per BOE	$15.57	$23.30	$14.70	$17.70
Total depletion cost per Mcfe	$2.60	$3.72	$2.45	$2.95

* Please see TXCO's Web site at www.txco.com for a reconciliation of these non-GAAP financial measures.
** Quantities reflect impact of gas production sold to EnCana Oil & Gas (USA) Inc., effective Sept. 1, 2005.

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